UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2022 (November 16, 2022)

Stone Point Credit Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01375	85-3149929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane

Greenwich, Connecticut 06830

(Address of Principal Executive Offices, Zip Code)

(203) 862-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.07.	Submission of Matters to a Vote of Security Holders

On November 16, 2022, Stone Point Credit Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals by the requisite vote. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 34,501,158 shares of common stock outstanding on the record date, September 19, 2022. Of the eligible shares of common stock to be voted, 30,032,077 were represented at the Annual Meeting, either in person or by proxy, constituting a quorum. The final voting results from the Annual Meeting were as follows:

Proposal 1. To elect Scott J. Bronner and Scott E. Heberton as directors of the Company, for a three-year term expiring at the 2025 annual meeting of stockholders and until Messrs. Bronner’s and Heberton’s successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstentions
Scott J. Bronner	30,032,077	0	0
Scott E. Heberton	30,032,077	0	0

Proposal 2. To ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Votes For	Votes Against	Abstentions
30,032,077	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Corporation

Dated: November 18, 2022	By:	/s/ Jacqueline Giammarco
	Name:	Jacqueline Giammarco
	Title:	Secretary